COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502-4349

(316) 663-5551

www.collinsind.com

January 19, 2001

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 23, 2001, at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas 67202.

We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors and the ratification of auditors for the fiscal year ending October 31, 2001.

Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

We look forward to seeing you on February 23.

Sincerely yours,

/s/ Don L. Collins
Don L. Collins
Chairman of the Board

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 23, 2001

NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc., a Missouri corporation (the "Company"), will be held at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas, on Friday, February 23, 2001, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	The election of two directors to serve their respective terms and until this successors shall be elected and shall qualify;

2.	Ratification of the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending October 3l, 2001; and

3.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement, into which this notice is incorporated by reference.

The Board of Directors has fixed the close of business on December 31, 2000, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By order of the Board of Directors

Dated: January 19, 2001
/s/ Lewis W. Ediger
Lewis W. Ediger
Secretary

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on February 23, 2001

GENERAL INFORMATION

INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the Company") of proxies for use at the annual meeting of Stockholders to be held on Friday, February 23, 2001 at 10:00 a.m., local time, at the Bank of America Auditorium, 100 North Broadway, Wichita, Kansas 67202 and at any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 2000 (the "Annual Report"), is being mailed to the Stockholders on or about January 19, 2001. The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on December 31, 2000 (the "Record Date"), there were 7,294,455 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

Only stockholders of record of the 7,294,455 shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.

MATTERS TO BE ACTED UPON AT THE MEETING

As indicated in the Notice of Annual Meeting of Stockholders, at the Annual Meeting, two directors will be elected, and the Stockholders will be asked to ratify the appointment of auditors for the fiscal year ending October 31, 2001.

Proposal 1:

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of six (6) directors serving staggered three-year terms.

Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two (2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

The Board of Directors has no reason to believe that either nominee will become unavailable for election. However, if for any reason, the nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE

FOLLOWING NOMINEES

Donald Lynn Collins	3-year term
William R. Patterson	3-year term

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2000, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 31, 2000, there were 7,294,455 shares of Common Stock of the Company issued and outstanding.

Name and Address	Shares Beneficially Owned	Percentage Owned

Dimensional Fund Advisors, Inc.	375,175(1)	5.14%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Collins Industries Tax Deferred	525,606(2)	7.21%
Savings Plan and Trust c/o InTrust Bank, Trustee P.O. Box 8338 Prairie Village, KS 66208

Don L. Collins	1,268,271(3)	16.91%
157 East New England Avenue, Suite 364 Winter Park, FL 32789

Donald Lynn Collins	669,597(4)	8.84%
15 Compound Drive Hutchinson, KS 67502

Lewis W. Ediger	336,461(5)	4.57%
15 Compound Drive Hutchinson, KS 67502

Arch G. Gothard, III	172,625(6)	2.35%
15 Compound Drive Hutchinson, KS 67502

Don S. Peters	140,400(7)	1.89%
15 Compound Drive Hutchinson, KS 67502

William R. Patterson	31,000(8)	*
15 Compound Drive Hutchinson, KS 67502

Terry L. Clark	127,800(9)	1.73%
15 Compound Drive Hutchinson, KS 67502

Larry W. Sayre	100,000(10)	1.36%
15 Compound Drive Hutchinson, KS 67502

Kent E. Tyler	52,500(11)	*
15 Compound Drive Hutchinson, KS 67502

All executive officers and	2,999,326(12)	36.42%
directors as a group (11 persons)

_________________

* Less than 1%.

(1)

Pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000, Dimensional Fund Advisors, Inc. ("Dimensional"), is a registered investment advisor and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and also serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Company that are owned by the respective Portfolios. All securities reported herein are owned by the Portfolios and Dimensional disclaims beneficial ownership of such securities. Dimensional is deemed to have beneficial ownership of 375,175 shares of the Company's common stock as of December 31, 2000. Of the 375,175 shares as to which Dimensional is deemed to have beneficial ownership, Dimensional is deemed to have (i) sole voting power with respect to 375,175 shares (ii) shared voting power with respect to 0 shares (iii) sole dispositive power with respect to 375,175 shares and (iv) shared dispositive power with respect to 0 shares.

(2)	As of December 31, 2000, based on information received from the trustee of the Plan.

(3)

Does not include 7,559 shares owned by Sharon Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes (i) 205,800 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

(4)

Includes (i) 282,600 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

(5)

Includes 60,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Does not include 14,128 shares owned by Julane Ediger, the wife of Mr. Ediger, as to which Mr. Ediger disclaims beneficial ownership.

(6)	Includes 45,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 19,650 shares.

(7)	Includes 129,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters has shared investment power with respect to 67,250 shares.

(8)	Includes 10,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(9)	Includes 80,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(10)	Includes 55,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(11)	Includes 30,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(12)	Includes 940,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name	Age	Position Within The Company

Don L. Collins (2)	69	Chairman, Director

Donald Lynn Collins (1)	48	President, Chief Executive Officer, Director

Lewis W. Ediger (3)	69	Secretary, Vice-President, Director

Don S. Peters (2)	71	Director

Arch G. Gothard, III (3)	55	Director

William R. Patterson (1)	59	Director

Terry L. Clark	49	Executive Vice-President Operations

Larry W. Sayre	52	Vice-President Finance and Chief Financial Officer

Rodney T. Nash	55	Vice-President Engineering

Jack W. Cowden	53	Vice-President Human Resources

Kent E. Tyler	34	Vice-President Marketing

(1) Term as director expires in 2001.

(2) Term as director expires in 2002.

(3) Term as director expires in 2003.

Don L. Collins, founder of the Company, has served as Chairman of the Board since its inception in 1971 and served as Chief Executive Officer until 1998. He is Chairman of the Board's Executive Committee and a member of the Nominating Committee.

Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen LLP, an international accounting firm. Mr. Collins has served as Chief Executive Officer of the Company since 1998, as President since 1990 and as a director since 1983. He served as the Chief Operating Officer from 1988 until 1998. He is a member of the Board's Policy Committee, Executive Committee and Compensation Committee. He is the son of Don L. Collins.

Lewis W. Ediger, a director and Vice-President of the Company since 1972, and Secretary since 1991, is a member of the Board's Policy Committee and is Chairman of the Nominating Committee.

Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and Nominating Committee and Chairman of the Finance Committee.

Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City, Kansas, since January 1988. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Executive Committee and Finance Committee and is Chairman of the Board's Audit and Compensation Committees. Mr. Gothard also serves as a director of Golden Pharmaceuticals, Inc.

William R. Patterson became a director in 1998. Since august 1998 he has been a principal at Stonecreek Management, LLC. From October 1996 to August 1998, he was Executive Vice President of Premium Standard Farms, Inc., where he served as a consultant and as acting Chief Financial Officer from January 1996 to October 1996. From September 1976 through December 1995 he was a partner in Arthur Andersen LLP. Mr. Patterson is a member of the Audit, Finance and Compensation Committees and is Chairman of the Policy Committee. Mr. Patterson also serves as a director of American Italian Pasta Company and Paul Mueller Company.

Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994, and to Executive Vice-President Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the t elecommunications industry.

Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. He has served as Treasurer of the Company since 1995. Mr. Sayre is a certified public accountant and previously served in the national accounting firms of KPMG Peat Marwick, LLP and Grant Thornton. He was also Vice President of Finance and Chief Financial Officer of a manufacturer of telecommunications equipment and a manufacturer of plastic containers.

Rodney T. Nash joined the Company in 1979 as Engineering Manager and was named Vice-President Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler Manufacturing.

Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

Kent E. Tyler joined the Company in December 1997 as Vice-President Marketing. Prior to joining the Company, he was Vice-President of Ackerman McQueen, a full-service national marketing and advertising agency.

All executive officers serve at the discretion of the Board of Directors.

Section 16(a) - Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act, except for one late filing by Robert E. Lind, a former director of the Company, with respect to four related transactions during fiscal year 2000.

COMMITTEES OF THE BOARD

The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

The Audit Committee consists of three non-employee directors, each of which is "independent", as defined by the rules of the National Association of Securities Dealers. The Audit Committee met twice during Fiscal 2000. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls.

The Compensation Committee, consisting of two non-employee directors and one employee director, met twice during Fiscal 2000. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.

The Nominating Committee, consisting of three directors, met once during Fiscal 2000. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 2001 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems.

Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

There were fifteen Board of Directors meetings during Fiscal 2000. In Fiscal 2000, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

ANNUAL COMPENSATION

Name and				Other Annual
Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

(a)	(b)	(c)	(d)	(e)
Don L. Collins	2000	395,417	150,000	--
Chairman	1999	369,583	75,000	--
	1998	360,000	140,000	--

Donald Lynn Collins	2000	343,125	200,000	--
President, Chief	1999	314,167	100,000	--
Executive Officer	1998	295,000	180,000	--

Terry L. Clark	2000	218,333	80,000	--
Executive Vice	1999	198,333	40,000	--
President, Operations	1998	160,000	75,000	--

Larry W. Sayre	2000	166,250	50,000	--
Vice President	1999	149,375	25,000	--
Finance & CFO	1998	135,000	50,000	--

Kent E. Tyler	2000	140,208	40,000	--
Vice President	1999	113,542	12,500	--
Marketing	1998	86,250	--	--

SUMMARY COMPENSATION TABLE - (CON'T)

LONG TERM COMPENSATIONS

Name and Principal Position	Year	Restricted Stock Awards ($) (1)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)

		(f)	(g)	(h)	(i)
Don L. Collins	2000	61,875(2)	--	--	--
Chairman	1999	142,500(3)	25,000	--	--
	1998	--	25,000	--	--

Donald Lynn Collins	2000	144,375(4)	--	--	--
President, Chief	1999	332,500(5)	50,000	--	--
Executive Officer	1998	--	50,000	--	--

Terry L. Clark	2000	30,938(6)	--	--	--
Executive Vice	1999	71,250(7)	25,000	--	--
President, Operations	1998	--	25,000	--	--

Larry W. Sayre	2000	20,625(8)	--	--	--
Vice President	1999	47,500(9)	15,000	--	--
Finance & CFO	1998	--	15,000	--	--

Kent E. Tyler	2000	30,938(10)	--	--	--
Vice President	1999	71,250(11)	25,000	--	--
Marketing	1998	--	5,000	--	--

(1)	Under the terms of the Company's Restricted Stock Award Agreements, dividends are paid on restricted stock at the same rate as paid on all other outstanding shares of the Company's stock.

(2)	Value at October 31, 2000 amounted to $58,125.

(3)	Value at October 31, 2000 amounted to $116,250.

(4)	Value at October 31, 2000 amounted to $135,625.

(5)	Value at October 31, 2000 amounted to $271,250.

(6)	Value at October 31, 2000 amounted to $29,063.

(7)	Value at October 31, 2000 amounted to $58,125.

(8)	Value at October 31, 2000 amounted to $19,375.

(9)	Value at October 31, 2000 amounted to $38,750.

(10)	Value at October 31, 2000 amounted to $29,063.

(11)	Value at October 31, 2000 amounted to $58,125.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information related to options exercised by the named executive officer during the 2000 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

			Number of Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

(a)	(b)	(c)	(d)	(e)
Don L. Collins	--	--	205,800/0	$0/0
Donald Lynn Collins	--	--	282,600/0	$0/0
Terry L. Clark	--	--	80,800/0	$0/0
Larry W. Sayre	--	--	55,000/0	$0/0
Kent E. Tyler	--	--	30,000/0	$0/0

Directors' Compensation

During Fiscal 2000, the Company paid each employee director $950 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,500 for each Board of Directors meeting attended and $950 for each Board of Directors committee meeting attended. In addition, Mr. Peters, Mr. Gothard and Mr. Patterson each received Board of Directors retainer fees of $1,600 per month, and Mr. Robert E. Lind received a Board of Directors retainer fee of $500 per month prior to his retirement from the Board on October 31, 2000. Committee fees are not paid (i) to inside directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.

Report of the Compensation Committee on Executive Compensation

The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of whom are independent. Donald Lynn Collins serves on the Compensation Committee but abstains from decisions regarding his own compensation and the compensation of Don L. Collins. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

The Company attempts to compensate competitively.

The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

The Company compensates sustained performance.

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as the performance of that officer's functional area of responsibility.

The Company strives for fairness in the administration of compensation.

The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

The Company's process of assessing executive performance is as follows:

1.	At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

2.	Each executive is given ongoing feedback on performance.

3.	At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

4.	The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in market conditions and competitive compensation levels.

From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan which provides for granting (i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non-Employee Directors of the Company as approved by the Board. The Compensation Committee determines which executives will be eligible for incentives with the objective of aligning executives' long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 2000, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 4.8% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. These bonuses are described above and set forth on the Summary Compensation Table.

Compensation Committee Members:	Arch G. Gothard, III
Donald Lynn Collins
William R. Patterson

Compensation Committee Interlocks and Insider Participation

During Fiscal 2000, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. Arch G. Gothard, III, William R. Patterson and Donald Lynn Collins comprised the Compensation Committee. Mr. Collins is currently the President and Chief Executive Officer of the Company.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board in monitoring the Company's auditing and financial reporting practices and related matters. Its specific responsibilities are set forth in the charter of the Audit Committee, which is attached as Appendix A to this proxy statement.

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for fiscal year 2000. The Audit Committee also met with representatives of Arthur Andersen LLP, the Company's independent auditors, to discuss and review the results of the independent auditors' examination of the financial statements for the year ended October 31, 2000 and the matters required to be discussed by Statement on Auditing Standards 61.

In addition, the Audit Committee has received from Arthur Andersen LLP the written disclosures required to be delivered by Arthur Andersen LLP under Independence Standards Board Standard No. 1 addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has reviewed the materials received from Arthur Andersen LLP, has met with representatives of Arthur Andersen LLP to discuss the independence of the auditing firm, and has satisfied itself as to the auditors' independence.

Based upon the Audit Committee's review of the financial statements and its other reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2000.

AUDIT COMMITTEE
Arch G. Gothard, III
William R. Patterson
Don S. Peters

STOCK PERFORMANCE

The following chart shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 2000 with the NASDAQ U.S. Index and an index of peer groups selected by the Company. The companies in the peer group are Champion Industries, Federal Signal, Thor Industries, Spartan Motors and Supreme Industries. The comparison assumes an investment of $100 on October 31, 1995 in each index and the Company's Common Stock and that all dividends were reinvested.

	Base Year 1995	1996	1997	1998	1999	2000

Collins	$100.0	$278.8	$343.8	$194.3	$331.3	$187.9
Peer Group	100.0	117.9	119.5	118.5	99.5	95.9
NASDAQ-US	100.0	118.0	155.3	173.9	290.3	332.7

PROPOSAL 2:

RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending October 31, 2001. Representatives of Arthur Andersen LLP, are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2001. If the appointment of Arthur Andersen LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 20, 2001, in order to be included in the proxy material proposed to be issued in connection with such meeting. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the 2002 Annual Meeting of Stockholders is January 9, 2002. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2002 Annual Meeting of Stockholders if notice concerning proposal of such matter is not received prior to January 9, 2002. It is suggested that stockholders submit any proposals by certified mail, return receipt requested.

OTHER MATTERS

Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgment.

By order of the Board of Directors

Dated: January19, 2001	/s/ Lewis W. Ediger
Lewis W. Ediger
Secretary

Appendix A

COLLINS INDUSTRIES, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

As of May 31, 2000

I. PURPOSE

A. The primary purpose of the Audit Committee of the Board of Directors of Collins Industries, Inc. is to provide independent and objective oversight of the accounting functions and the internal controls of Collins Industries, Inc., its subsidiaries and affiliates and to ensure the objectivity of the Company's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall also review and advise the Board with respect to the Company's risk management policies, and tax policies.

II. FUNCTIONS

A. The Audit Committee's function is one of oversight and review, and it is not expected to audit Collins, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements.

The Audit Committee shall perform the following functions:

1. Independent Accountants.

Recommend to the Board the firm to be employed by Collins as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

2. Plan of Audit.

Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants suggested changes or improvements in the Company's accounting practices or controls.

3. Accounting Principles and Disclosure.

Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

A-1

4. Internal Accounting Controls and Financial Disclosure Documents.

Review with Company's management the internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns and consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence.

Review with management and the independent accountants the Company's financial disclosure, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in the Company's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial statements.

5. Ethical Environment.

Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

6. Oversight of Executive Officers and Directors and Conflicts of Interest.

Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant. The Committee also shall review significant questionable or illegal payments.

7. Oversight of Independent Accountants.

Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating any relationships between the accountants and Collins that could reasonably be thought to impair the independence of the accountants. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

A-2

8. Adequacy of Personnel.

Review periodically the adequacy of the Company's accounting, financial, and auditing personnel resources.

9. Risk Management.

Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

10. Tax Policies.

Review periodically the Company's tax policies and any pending audits or assessments.

11. Offerings of Securities.

Perform appropriate due diligence on behalf of the Board of Directors with respect to the Company's offerings of securities.

12. Charter Amendments.

Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

III. ORGANIZATION AND GENERAL

A.

The Committee will consist of at least three (3) independent directors of the Company. To be considered independent, a member must be a non-management director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. As a minimum, members of the Committee:

	1.	Must not be, or have been, employed by COLLINS INDUSTRIES, INC. or its affiliates for any of the past six (6) years.

	2.	Must be compensated only for Board services and or benefit under a tax qualified retirement plan.

	3.	Must not be an immediate family member of an individual who is, or who has been, an executive officer of COLLINS INDUSTRIES, INC. or its affiliates in any of the last five years.

4.

Must not be a partner in, or a controlling shareholder or an executive officer of any organization, which has a business relationship with COLLINS INDUSTRIES, INC. or has had a business relationship with COLLINS INDUSTRIES, INC. in any of the last three (3) years.

A-3

	5.	Must not be an executive of another company where any of Collins' executives serve on that company's compensation committee.

B.	Members will be, or shortly will become, financially literate. Financial literacy will be defined by the Board and Nasdaq.

C.	At least one member will have accounting or related financial management expertise, as defined by the Board and Nasdaq.

D.	The Committee shall have a Chairman, appointed by the Board. A record of the Committee's proceedings will be kept.

E.

The Committee shall meet frequently and sufficiently often to review the annual and quarterly financial statements and such other matters requiring consideration by the Committee. The Committee's Chairman may call other meetings during the year as necessary.

F.

The Committee shall have the power to adopt its own operating rules and procedures and to call upon assistance from officers and employees of the Company. The Committee shall report its activities to the full Board following each meeting of the Committee to keep the Board informed of Committee activities and findings on a current basis.

G.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A.

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

A.

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

A-4
B.	The Committee shall report to shareholders in Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. AUTHORITY

A.

To discharge its oversight responsibilities effectively, the Committee will maintain open lines of communication with the Chief Financial Officer and with the Company's independent auditors, each of who will have free and direct access to the Committee. The Committee has the authority to institute, at its discretion, investigations of suspected improprieties; including the standing authority to retain special counsel or experts.

B.

The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

C.	The Committee will perform such other functions as are authorized for this Committee by the Company's Board of Directors.

A-5